Exhibit 10.1

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT AND

INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Securities Purchase Agreement and Investor Rights Agreement (this “Amendment”) is entered into as of February 23, 2015, by and between Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and Alara Capital AVI II, LLC, a Delaware limited liability company (including its successors and assigns, the “Purchaser”).

RECITALS

A.     The Purchaser previously held warrants to acquire up to 1,017,405 shares of common stock of the Company (the “Existing Warrants”). On February 16, 2015, the Company and the Purchaser entered into a Securities Purchase Agreement and Investor Rights Agreement, pursuant to which the Purchaser exercised the Existing Warrants to purchase 824,435 of the 1,017,405 shares for which the Existing Warrants were exercisable, and the Company issued to the Purchaser a warrant (the “First Closing Warrant”) to purchase an additional 898,634 shares of common stock of the Company.

B.     The Securities Purchase Agreement gave the Purchaser the right to receive a Second Closing Warrant in connection with the further exercise of the Existing Warrants. The Purchaser has committed to the further exercise of the Existing Warrants as provided in this Amendment.

C.     Capitalized terms used and not separately defined in this Amendment shall have the meanings given to them in the Securities Purchase Agreement.

In consideration of the above factors, the Company and the Purchaser hereby agree as follows:

AGREEMENT

1.     Second Exercise of Existing Warrants. Pursuant to the terms of the Securities Purchase Agreement, on the date hereof, the Purchaser agrees to exercise the Existing Warrants for the purchase of 178,383 shares of common stock of the Company (the “Second Exercise”).

2.     Issuance of New Warrants. In consideration of the Purchaser’s Second Exercise of Existing Warrants for the purchase of the number of shares described in section 1 above, the Company will issue to the Purchaser a new warrant for the acquisition of the number of shares of common stock of the Company equal to 109% of the number of shares for which the Existing Warrants are being exercised in the Second Exercise (the “Second Closing Warrant”), or 194,437 shares. Any fractional share will be rounded to the nearest whole number of shares. The exercise price for each share of the Company’s common stock under the Second Closing Warrant will be $1.76. The Purchaser will pay to the Company a purchase price of $0.125 per underlying share for the issuance of the Second Closing Warrant.

3.     Second Closing. The consummation of the Second Exercise is referred to as the “Second Closing”). The parties shall complete the Second Closing on February 17, 2015, or as soon thereafter as practicable (the “Second Closing Date”). The Second Closing shall take place remotely by facsimile transmission or other electronic means as the parties may mutually agree.

4.     Form of Payment. Unless otherwise agreed to by the Company and Purchaser, on the Second Closing Date, (1) the Company shall issue the Second Closing Warrant and (2) Purchaser shall wire the exercise price for shares being acquired by the Second Exercise of the Existing Warrants and the purchase price for the Second Closing Warrant, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions. Those amounts are:

Exercise price under Existing Warrants	$255,088
Purchase price for Second Closing Warrant	24,305
Total	279,393

5.     Form of Second Closing Warrant. The form of the Second Closing Warrant shall be substantially the same as the form of the First Closing Warrant, revised to reflect the specific terms above. The Second Closing Warrant shall be dated the date of this Amendment and shall expire on the fifth anniversary of the date of this Amendment.

6.     Second Closing Warrant as a “New Warrant.” The Second Closing Warrant is a “New Warrant” for purposes of the Securities Agreement and the Investor Rights Agreement. The Second Closing Warrant shall have the benefit of the Investor Rights Agreement to the extent provided therin.

7.     Unexercised Existing Warrants. The parties acknowledge that, after giving effect to the Second Exercise, the Existing Warrants remain unexercised for 14,587 shares of common stock of the Company, subject to the expiration dates set forth in the documentation of the Existing Warrants. Nothing in this amendment is intended to extend any of the expiration dates of the Existing Warrants, including any expiration date that may have passed.

8.     Continuing Effect. As amended by this Amendment, the Securities Purchase Agreement and the Investor Rights Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement and Investor Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Giga-tronics Incorporated

By:	/s/ John Regazzi
Name: John Regazzi
Title: President and Chief Executive Officer

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[SIGNATURE PAGE OF PURCHASER]

PURCHASER:

Alara Capital AVI II, LLC, a Delaware limited liability company

By:	/s/ Darren C. Wallis
Name: Darren C. Wallis
Title: Managing Member

Address for Notice:

c/o AVI Partners, LLC

555 E. Lancaster Avenue

Suite 520

Radnor, PA 19087

Telephone No.: (610) 860-6660
E-mail Address: dwallis@avipartners.com

Attention: Darren C. Wallis, Managing Member

Delivery Instructions:

(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ______________________